UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	“HAYN”	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On February 21, 2024, Haynes International, Inc. (the “Company”) held its annual meeting of stockholders. The following is a summary of the matters voted on at the meeting.

1.	The six nominees for director were elected to serve for a one-year term:

NOMINEE	FOR	AGAINST	ABSTAIN/WITHHELD	NON-VOTE
Robert H. Getz	11,833,684	276,864	5,684	185,275
Dawne S. Hickton	11,968,628	147,184	420	185,275
Alicia B. Masse	12,065,907	49,797	528	185,275
Brian R. Shelton	12,044,996	70,717	519	185,275
Michael L. Shor	12,055,061	60,744	427	185,275
Larry O. Spencer	12,004,766	111,047	419	185,275

2.	Advisory Vote on Executive Compensation.

FOR	AGAINST/WITHHELD	ABSTAIN	NON-VOTE
11,949,081	165,089	2,062	185,275

3.The appointment of Deloitte & Touche, LLP as the Company’s independent auditor for the fiscal year ending September 30, 2024 was ratified by the following stockholder vote:

FOR	AGAINST/WITHHELD	ABSTAIN	NON-VOTE
12,011,503	281,842	8,162

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: February 27, 2024	By:	/s/ Angela M. Kohlheim
Angela M. Kohlheim
Vice President, General Counsel